 Exhibit 10.1

AMENDMENT TO THE STANDARD OFFICE LEASE DATED FEBRUARY 13, 2018
BETWEEN JO-EL ASSOCIATES AS LESSOR AND
SUPPORT.COM INC. AS LESSEE ("LEASE")

This Amendment is dated March 20, 2020

Lessee hereby exercises Lessee's option to extend the above Lease for an additional 12 months. This extension is to begin on April 1, 2020, with an expiration date of March 31, 2021.

The rent for the extension period shall be as follows:

Base rent:	$13,194.00/mo	Per Lease Agreement Par.1.5 and Par.56a(III)
Estimated C.A.M.	$ 2,000.00/mo	Per Lease Par. 4.2(d)
HVAC Amortization	$ 225.00/mo	Per letter dated May 17, 2018
Total Rent	$15,419.00/month	

All other terms of the Lease shall remain unchanged.

For Lessee: SUPPORT.COM, INC.

3/20/20

Pat Clements, VP/Controller   Date
Support.com, Inc.

LEGAL APPROVED 3/20/2020 support.com

For Lessor: JO-EL ASSOCIATES

3/23/2020

Joe Elek   Date